Exhibit 99.1

Intellinetics, Inc. Reports Fourth Quarter

 and Year-End Results

Revenue Growth Over 2018

COLUMBUS, OH – (March 30, 2020) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and twelve months ended December 31, 2019.

2019 Fourth Quarter Financial Highlights

●	Total Revenue decreased 1% from Q4 2018.
●	Software as a Service Revenue decreased 2% from Q4 2018.
●	Net Loss of $591,013.
●	Adjusted EBITDA Loss of $309,549, an increase of 20% from Q4 2018.

2019 Twelve Month Financial Highlights

●	Total Revenue increased 6% from the same period in 2018.
●	Software as a Service Revenue increased 15% from the same period in 2018.
●	Net Loss of $2,133,281.
●	Adjusted EBITDA Loss of $857,276, a decrease of 26% from the same period in 2018.

Summary – 2019 Fourth quarter Results

Revenues for the three months ended December 31, 2019 were $624,394 as compared with $633,266 for the same period in 2018. Intellinetics reported a net loss of $591,013 and $552,403 for the three months ended December 31, 2019 and 2018, respectively, representing an increase in net loss of $38,610. The increased net loss was a result of higher interest expense (14%), lower revenue (1%) driven by timing of projects, and higher operating expenses (3%) driven by acquisition costs, partially offset by lower cost of revenues (15%) driven by product mix and process improvements. Net loss per share for the three months ended December 31, 2019 and 2018 was ($1.60) and (1.56), respectively.

Summary – 2019 Twelve-month Results

Revenues for the twelve months ended December 31, 2019 were $2,535,955 as compared with $2,381,427 for the same period in 2018. Intellinetics reported a net loss of $2,133,281 and $2,340,280 for the twelve months ended December 31, 2019 and 2018, respectively, representing a decrease in net loss of $206,999. The decreased net loss was a result of slightly higher revenue combined with lower cost of revenues from favorable mix and improved processes, and flat operating expenses. Net loss per share for the twelve months ended December 31, 2019 and 2018 was ($5.76) and ($6.60), respectively.

2019 Highlights

●	Our expansion in direct sales has yielded improved gross profits (revenue less costs of revenues), resulting in 78% gross profits for the twelve months ended December 31, 2019.
●	Our commitment to the Human Services Provider market continued with focus on purpose-built solutions such as our advanced Incident Case Management System, which vastly enhanced compliance and organization transparency regarding the status of incidents, enabling our customers to make better decisions in providing service to their consumers.
●	Our continued investment in enhancing the security of our platform for all users, as well as helping our customers improve their systems through strategic collaboration.
●	We continue to expand and enhance our partnerships with solutions providers, including health care and education, as well as participation in relevant associations.

President & CEO of Intellinetics, stated, “I am pleased that our focused market strategy has resulted in an increase in year over year revenue and a decrease in net loss. Our revenue mix shifted towards our own internal software and sales and away from third party solution integrations resulting in higher margins for us. Our current backlog of orders is at a record high, which reflects our steady commitment to the Human Service Provider, state and local government, and education markets, where we not only maintain our exemplary customer service, but we also innovate, as reflected in the timely solutions we bring to market.”

“To illustrate our innovation, we started a new solution offering, DSS, Document Scanning Service. DSS has been developed in partnership with one of our Human Service Provider customers, ARC Industries. The unique partnership program enables us to employ and train people with development disabilities. After a progressive development over three months, we can graduate the participants and bring in a new group. In 2019, we have ramped up the revenue of that offering to $167,815 while at the same time graduating six students and bringing in another eight students to grow the program,” DeSocio continued.

“Most exciting, we have completed a financing and acquired Graphic Science, Inc., based in Madison Heights, MI, earlier this month. This acquisition provides us with an opportunity for cross-selling our complementary solutions, and gives us a significant boost to our critical mass. While COVID-19 is currently limiting the operations of Graphic Science, we’re well underway with integration efforts and I am very pleased with the progress. Our eyes are on future growth,” DeSocio concluded.

As previously announced, the stockholders of the Company approved a 1-for-50 reverse stock split, which was given effect by OTC Capital Markets on March 20, 2020, for stockholders of record as of the close of business on March 19, 2020. We believe this corporate action will improve the liquidity and marketability of our shares of common stock.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based content services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, the ability of the Company to improve the liquidity and marketability of its common stock, and new revenues associated with our recent acquisition of Graphic Science, our other offerings and partnerships mentioned in this release, and in any other industry, market, initiative, service or innovation; Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, share-based compensation, note conversion and note offer warrant expense, and gain or loss on debt retirement.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended December 31,
	2019	2018
Net loss - GAAP	$(591,013)	$(552,403)
Interest expense, net	263,039	230,523
Depreciation and amortization	1,793	2,033
Stock-based compensation	16,632	62,357
Adjusted EBITDA	$(309,549)	$(257,490)

Reconciliation of Net Loss to Adjusted EBITDA

	For the Twelve Months Ended December 31,
	2019	2018
Net loss - GAAP	$(2,133,281)	$(2,340,280)
Interest expense, net	980,689	865,501
Depreciation and amortization	7,701	9,040
Stock-based compensation	287,615	306,525
Adjusted EBITDA	$(857,276)	$(1,159,214)

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

(All share and per share amounts give retroactive effect to

the 1-50 reverse split of the common stock on March 20, 2020)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Sale of software	$9,575	$33,553	$189,165	$173,691
Software as a service	216,235	221,057	859,637	748,754
Software maintenance services	257,586	254,643	1,011,278	995,170
Professional services	138,606	121,113	449,707	289,962
Third party services	2,392	2,900	26,168	173,850
Total revenues	624,394	633,266	2,535,955	2,381,427

Cost of revenues:
Sale of software	4,154	5,464	8,633	69,754
Software as a service	59,088	79,282	254,999	300,235
Software maintenance services	19,467	25,810	87,280	100,205
Professional services	62,602	61,976	192,129	120,421
Third party services	2,273	953	24,802	151,790

Total cost of revenues	147,584	173,485	567,843	742,405

Gross profit	476,810	459,781	1,968,112	1,639,022

Operating expenses:
General and administrative	560,550	523,792	2,131,385	2,106,851
Sales and marketing	242,441	255,836	981,618	997,910
Depreciation	1,793	2,033	7,701	9,040

Total operating expenses	804,784	781,661	3,120,704	3,113,801

Loss from operations	(327,974)	(321,880)	(1,152,592)	(1,474,779)

Other income (expense)
Interest expense, net	(263,039)	(230,523)	(980,689)	(865,501)

Net loss	$(591,013)	$(552,403)	$(2,133,281)	$(2,340,280)

Basic and diluted net loss per share:	$(1.60)	$(1.56)	$(5.76)	$(6.60)

Weighted average number of common shares outstanding - basic and diluted	370,497	354,588	370,279	354,538

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

(All share amounts give retroactive effect to

the 1-50 reverse split of the common stock on March 20, 2020)

ASSETS
	December 31,	December 31,
	2019	2018

Current assets:
Cash	$404,165	$1,088,630
Accounts receivable, net	329,571	135,739
Prepaid expenses and other current assets	138,396	162,495

Total current assets	872,132	1,386,864

Property and equipment, net	6,919	9,131
Right of use asset	97,239	-
Other assets	10,284	10,284

Total assets	$986,574	$1,406,279

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$371,017	$308,121
Lease liability - current	47,397	-
Deferred revenues	754,073	723,619
Deferred compensation	117,166	165,166
Accrued interest payable	1,212,498	-
Notes payable, net	3,339,963	-
Notes payable - related party, net	1,467,400	46,807
Total current liabilities	7,309,514	1,243,713

Long-term liabilities:
Notes payable	-	3,144,926
Notes payable - related party	-	1,045,937
Lease liability - net of current portion	53,318	-
Accrued interest payable	-	502,295

Total long-term liabilities	53,318	4,693,158

Total liabilities	7,362,832	5,936,871

Stockholders’ deficit:
Common stock, $0.001 par value, 1,500,000 shares authorized; 370,497 and 354,588 shares issued and outstanding at December 31, 2019 and 2018, respectively	31,528	30,733
Additional paid-in capital	14,388,280	14,101,460
Accumulated deficit	(20,796,066)	(18,662,785)
Total stockholders’ deficit	(6,376,258)	(4,530,592)
Total liabilities and stockholders’ deficit	$986,574	$1,406,279

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(2,133,281)	$(2,340,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,701	9,039
Bad debt expense	28,307	(7,223)
Loss on disposal of fixed assets	-	-
Amortization of deferred financing costs	183,851	232,609
Amortization of beneficial conversion option	70,718	202,220
Amortization of right of use asset	41,310	-
Stock issued for services	87,500	57,500
Stock options compensation	200,115	249,025
Note offer warrant expense	-	-
Amortization of original issue discount on notes	11,931	-
Changes in operating assets and liabilities:
Accounts receivable	(222,139)	167,299
Prepaid expenses and other current assets	24,099	(45)
Right of use asset	(138,549)	-
Accounts payable and accrued expenses	62,896	(97,034)
Lease liability, current and long-term	100,715	-
Deferred compensation	(48,000)	(48,000)
Accrued interest, current and long-term	710,203	401,994
Deferred interest expense	-	-
Deferred revenues	30,454	15,489
Total adjustments	1,151,112	1,182,873
Net cash used in operating activities	(982,169)	(1,157,407)

Cash flows from investing activities:
Purchases of property and equipment	(5,489)	(3,410)
Net cash used in investing activities	(5,489)	(3,410)

Cash flows from financing activities:
Payment of deferred financing costs	-	(130,841)
Proceeds from notes payable	-	900,000
Proceeds from notes payable - related parties	350,000	400,000
Repayment of notes payable	-	-
Repayment of notes payable - related parties	(46,807)	(45,633)
Net cash provided by financing activities	303,193	1,123,526

Net decrease in cash	(684,465)	(37,291)
Cash - beginning of period	1,088,630	1,125,921
Cash - end of period	$404,165	$1,088,630

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$7,706	$34,852

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for beneficial conversion feature	$-	$57,661
Discount on notes payable - related parties for beneficial conversion feature	-	24,710
Discount on notes payable for warrants	-	44,548
Discount on notes payable - related parties for warrants	-	19,799